UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2022 (May 11, 2022)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Introductory Note

As previously disclosed, on March 14, 2022, Shift Technologies, Inc., a Delaware corporation (the “Company”), entered into:

•	an asset purchase agreement (the “Original Purchase Agreement”) with Fair Financial Corp., a Delaware corporation (“Fair”), Fair IP, LLC, a Delaware limited liability company (“Fair IP” and together with Fair, the “Sellers”), and (for limited purposes) Cayman Project 2 Limited, a company incorporated under the laws of Cayman Islands (“SoftBank”), pursuant to which the Company agreed to acquire or cause a designated affiliate to acquire certain automotive dealer marketplace assets from the Sellers, subject to the terms and conditions of the Original Purchase Agreement, including consideration for the transferred assets consisting of cash in the amount of $15,000,000 and an amount of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), equal to 2.5% of the issued and outstanding shares of the Company’s Class A common stock as of immediately prior to the closing of the transactions contemplated by the Original Purchase Agreement; and

•	in connection with the Original Purchase Agreement, a commitment letter (the “Commitment Letter”) with SoftBank Group Corp. (“SoftBank Group”), pursuant to which SoftBank Group committed to purchase in a private placement $20,000,000 of senior unsecured notes on the terms and subject to the conditions set forth in the Commitment Letter, and any definitive financing documentation, consisting principally of a note purchase agreement.

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Equity and Asset Purchase Agreement

On May 11, 2022 (the “Closing Date”), the Company entered into an Amended and Restated Equity and Asset Purchase Agreement (the “Amended and Restated Purchase Agreement”), by and among the Company, the Sellers and SoftBank. The Amended and Restated Purchase Agreement amended and restated the Original Purchase Agreement in its entirety.

Also on May 11, 2022, the Company completed the acquisition of certain automotive dealer marketplace assets and all of the issued and outstanding limited liability company interests of Fair Dealer Services, LLC, a Delaware limited liability company (collectively, the “Acquired Assets”), from the Sellers, pursuant to the terms of the Amended and Restated Purchase Agreement. The consideration for the Acquired Assets consisted of cash in the amount of $15,000,000 (the “Cash Consideration”) and 2,066,978 shares of the Company’s Class A common stock (such shares being equal to 2.5% of the issued and outstanding shares of the Company’s Class A common stock as of immediately prior to the closing of the transactions contemplated by the Amended and Restated Purchase Agreement) (the “Stock Consideration”). The Company financed the acquisition of the Acquired Assets through the issuance of new debt financing pursuant to the Note Purchase Agreement, as described in more detail below.

The Amended and Restated Purchase Agreement includes customary representations, warranties and covenants from the parties thereto, including certain indemnification and confidentiality covenants applicable.

The foregoing description of the Amended and Restated Purchase Agreement set forth herein is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

Lockup and Registration Rights Agreement

On the Closing Date, in connection with the Amended and Restated Purchase Agreement, the Company and SoftBank entered into a letter agreement (the “Lockup and Registration Rights Agreement”), pursuant to which, among other things, (i) SoftBank agreed to certain lockup restrictions and (ii) the Company agreed to register for resale, subject to the terms and conditions set forth therein, the Stock Consideration.

The Lockup and Registration Rights Agreement provides among other things that, subject to the terms, conditions and exceptions specified therein, from the Closing Date until the date that is one hundred eighty (180) days following the Closing Date (the “Lock-Up Period”), SoftBank shall not sell, offer to sell, contract or agree to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, the Stock Consideration, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, enter into any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Stock Consideration, or publicly announce any intention to effect any transaction herein.

The Lockup and Registration Rights Agreement further provides, subject to the terms, conditions and exceptions specified therein, certain piggyback registration rights to SoftBank with respect to the Stock Consideration.

The foregoing description of the Lockup and Registration Rights Agreement is subject to, and qualified in its entirety by reference to, the full text of the Lockup and Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Note Purchase Agreement

On the Closing Date and in accordance with the Commitment Letter, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and between the Company, each of the Company’s subsidiaries party thereto as guarantors (each, a “Guarantor” and, collectively, the “Guarantors”), and SB LL Holdco, Inc., a Delaware corporation (the “Purchaser”). Pursuant to the Note Purchase Agreement and the terms and conditions set forth therein, the Company agreed to issue and sell, and the Purchaser agreed to purchase, a 6.00% Senior Unsecured Note due 2025 with a principal amount of $20,000,000 (the “Note”) in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Note bears interest at a rate of 6.00% per annum and will mature on May 11, 2025. The Company may, at its option, prepay the Note in its entirety (i) if prior to November 11, 2024, at 100% of the principal amount plus accrued and unpaid interest thereon to (but excluding) such date and a premium specified therein, or (ii) if on or after November 11, 2024, at 100% of the principal amount plus accrued and unpaid interest thereon to (but excluding) such date. The Note is senior unsecured indebtedness of the Company.

The Company will use the proceeds from the sale of the Note to (a) finance the Cash Consideration, (b) pay certain costs and expenses associated with the Note and Note Purchase Agreement and (c) provide for certain working capital needs and general corporate purposes, including investing in improvements of the Acquired Assets.

Each Guarantor, subject to the terms and conditions set forth in the Note Purchase Agreement, agreed to irrevocably and unconditionally guarantee to Purchaser the payment of principal, premium (if any) and interest from time to time payable by the Company, and accordingly undertake to pay Purchaser any amount or amounts which Company is at any time liable to pay in respect of the Note and which the Company has failed to pay, including amounts that become due in advance of their stated maturity as a result of acceleration (the “Guarantee”). The obligations of each Guarantor under its Guarantee constitute direct, unsecured and unsubordinated obligations of such Guarantor.

The foregoing description of the Note Purchase Agreement is subject to, and qualified in its entirety by reference to, the full text of the Note Purchase Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Note Purchase Agreement is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of Class A common stock issued as Stock Consideration pursuant to the Amended and Restated Purchase Agreement were not registered under the Securities Act. Such shares were issued in reliance on an exemption from such registration requirements contained in Section 4(a)(2) of the Securities Act.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Compensatory Arrangement of Jeff Clementz.

On May 12, 2022, Shift Platform, Inc. (“Shift Platform”), a wholly-owned subsidiary of the Company entered into a Second Amendment to the Employment Agreement with Jeff Clementz, President of the Company (the “Second Clementz Amendment”), amending that certain Employment Agreement by between Shift Platform and Mr. Clementz dated as of September 27, 2021, as amended on February 24, 2022 (the “Clementz Agreement”).

The Second Clementz Amendment accelerates the payment dates of the Special Cash Incentive (as defined in the Clementz Agreement), subject to continued employment through the applicable payment date, with the first installment equal to $500,000 to be paid on the first payroll date that occurs after September 30, 2022, and the second installment equal to $1,500,000 to be paid on the first payroll date that occurs after September 30, 2023. The Second Clementz Amendment also provides that in the event that Mr. Clementz voluntarily resigns employment with the Company without Good Reason (as defined in the Clementz Agreement), after September 30, 2022, but prior to September 30, 2023, Mr. Clementz must return to the Company the amount equal to the portion of the Special Cash Incentive actually received as of such time. Additionally, the Second Clementz Amendment provides that upon a “Change in Control Termination” (as defined in the Second Clementz Amendment), Mr. Clementz will be eligible to receive the full payment of the Special Cash Incentive (less any portion already paid) and full vesting of all outstanding unvested equity awards held by Mr. Clementz under the Shift Technologies, Inc. 2020 Omnibus Equity Compensation Plan, as amended, subject to Mr. Clementz’s employment being in good standing as of his termination date and executing a release of claims in favor of the Company. In addition, the Second Clementz Amendment provides that if Mr. Clementz voluntarily resigns from his position for any reason or no reason, no payments shall be due under the Clementz Agreement except (i) the Accrued Obligations (as defined in the Clementz Agreement) and (ii) if Mr. Clementz voluntarily resigns after September 30, 2022, but prior to payment of the 2022 Annual Bonus, then he will be paid a prorated portion of the 2022 Annual Bonus (as defined in the Second Clementz Amendment) at such time that bonuses are paid to other employees of the Company, subject to achievement of the applicable performance criteria.

The Second Clementz Amendment also amended the 2021 Equity Grant (as defined in the Clementz Agreement) to (i) adjust the vesting criteria, including elimination of performance-based vesting criteria, and (ii) provide for accelerated vesting of the 2021 Equity Grant in certain circumstances. The Second Clementz Amendment also amended the Clementz Agreement to combine the “Year Three Special Equity Grant” (as defined in the Clementz Agreement) and the “Year Four Special Equity Grant” (as defined in the Clementz Agreement) into a single Special Equity Grant (as defined in the Second Clementz Amendment), and increase the restricted stock units (“RSUs”) underlying such grant to a total of 586,339 RSUs, to be granted no later than May 31, 2022. The Special Equity Grant shall vest in full on September 30, 2023. Each of the 2021 Equity Grant and the Special Equity Grant is subject to Mr. Clementz’s continued employment with the Company through the applicable vesting dates, and, for the Special Equity Grant, achievement of performance acceptable to the Board. Additionally, the Second Clementz Amendment provides that if the Company terminates Mr. Clementz’s employment without Cause (as defined in the Clementz Agreement) after September 30, 2022 but prior to September 30, 2023, and subject to Mr. Clementz’s employment being in good standing as of the date of such termination of employment and the Release Requirement (as defined in the Clementz Agreement), Mr. Clementz shall receive a prorated portion of each of the 2021 Equity Grant and the Special Equity Grant.

The foregoing descriptions of the Second Clementz Amendment are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022.

Item 8.01 Other Events.

On May 12, 2022, the Company issued a press release announcing the consummation of the transactions contemplated by the Amended and Restated Purchase Agreement and the Note Purchase Agreement. The press release is filed as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Amended and Restated Equity and Asset Purchase Agreement by and among Shift Technologies, Inc., Fair Financial Corp., Fair IP, LLC, and, solely for purposes of Article IV, Article IX and Article X thereof, Cayman Project 2 Limited.
10.1	Letter Agreement, dated May 11, 2022, by and between Shift Technologies, Inc. and Cayman Project 2 Limited.
10.2*	Note Purchase Agreement, dated May 11, 2022, by and between Shift Technologies, Inc., the subsidiaries of Shift Technologies, Inc. as guarantors thereto, and SB LL Holdco, Inc., as purchaser.
99.1	Press release dated May 12, 2022, released by Shift Technologies, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Shift agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: May 13, 2022	/s/ George Arison
	Name:	George Arison
	Title:	Chief Executive Officer and Chairman